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[AMERIANA BANCORP LOGO]                                       2118 Bundy Avenue
                                                                       PO Box H
                                                 New Castle, Indiana 47362-1048
                                                                   800-482-2118
                                                               www.ameriana.com


Contact:  Jerome J. Gassen
          President and Chief Executive Officer
          (765) 529-2230


                 AMERIANA TO EXPAND INDIANAPOLIS AREA FOOTPRINT
                   WITH NEW BANKING CENTER IN FISHERS, INDIANA


NEW CASTLE, Ind. (January 9, 2008) - Jerome J. Gassen, President and Chief Executive Officer of Ameriana Bancorp (NASDAQ: ASBI), today announced plans to open a new full-service banking center in Fishers, Indiana, northeast of Indianapolis. The new banking center will be located at 11521 Olio Road in an existing bank facility and will be Ameriana Bank's fifth location in the greater Indianapolis area and its twelfth across central Indiana. Ameriana expects to open its Fishers banking center in September 2008.

      Commenting on the development, Jerome J. Gassen, President and Chief Executive Officer, said, "We are pleased to announce our continued expansion into the fast-growing corridor northeast of Indianapolis. In particular, our new banking center in Fishers will bolster our existing presence in McCordsville and Anderson, giving us considerably more visibility in the Indianapolis metropolitan area. Fishers is a focal point for both commercial and residential development, highlighted by attractive demographics. It's a great area, one that fits well with both our capabilities and strategic objectives, and we look forward to bringing our style of community banking to Fishers."

      Ameriana's new banking center in Fishers will provide full-service banking, including a range of services tailored to retail and commercial customers such as commercial banking and lending products, investment and brokerage services, mortgage lending and insurance products.

      The Company's application to establish its Fishers banking center remains subject to regulatory approval.

      Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through Linsco/Private Ledger.

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ASBI Announces Plans to Open New Branch in Fishers, Indiana
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January 9, 2008


      This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, on file with the Securities and Exchange Commission, including the sections entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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